UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On May 1, 2007, Scientific Games Corporation (the “Company”) acquired Oberthur Gaming Technologies (“OGT”) and certain related companies under a Stock Purchase Agreement between the Company, Scientific Games Holdings (Canada) Inc., a subsidiary of the Company, and François-Charles Oberthur Fiduciaire, S.A. OGT is a leading manufacturer of instant lottery tickets with plants located in Montreal, Canada, Sydney, Australia and San Antonio, Texas. The purchase price was approximately $100 million (approximately one-third of which is attributable to U.S. assets), subject to certain adjustments, which was financed through borrowings under the Company’s revolving credit facility.

The terms of the Stock Purchase Agreement include customary representations, warranties and covenants.

A copy of the Stock Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein.  The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference. Further information regarding the Company’s credit facility can be found in the Company’s current report on Form 8-K filed by the Company on January 31, 2007.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated May 1, 2007, by and among François-Charles Oberthur Fiduciaire S.A., Scientific Games Corporation and Scientific Games Holdings (Canada) Inc.

99.1	Press Release of Scientific Games Corporation, dated May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: May 7, 2007	By:	/s/ DeWayne E. Laird
		Name:	DeWayne E. Laird
		Title:	Vice President and Chief Financial Officer